Exhibit 4.4



                                  VIACOM INC.,

                           VIACOM INTERNATIONAL INC.,

                       VIACOM INTERNATIONAL SERVICES INC.,

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee

                 -----------------------------------------------


                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 22, 1996
                       to be effective as of July 31, 1996



                      To Indenture dated as of May 15, 1995
                                      among
                                  VIACOM INC.,
                            VIACOM INTERNATIONAL INC.
                                       and
                       THE FIRST NATIONAL BANK OF BOSTON,
                                     Trustee

                 -----------------------------------------------


                             Senior Debt Securities

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                  THIRD SUPPLEMENTAL INDENTURE, dated as of July 22, 1996, to be effective as of July 31, 1996, among VIACOM INC., a Delaware corporation (the "Company"), VIACOM INTERNATIONAL INC., a Delaware corporation (the "Guarantor"), VIACOM INTERNATIONAL SERVICES INC. (the "Successor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor to The First National Bank of Boston (the "Trustee"), as Trustee to the Indenture, dated as of May 15, 1995, among the Company, the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 24, 1995, among the Company, the Guarantor and the Trustee and as further supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, among the Company, the Guarantor and the Trustee (as amended, the "Indenture").

                                    RECITALS

                  WHEREAS, the Company, the Guarantor and the Trustee are parties to the Indenture, pursuant to which the Company has issued $1 billion principal amount of 7.75% Senior Notes due 2005, $350 million principal amount of 6.75% Senior Notes due 2003 and $200 million principal amount of 7.625% Senior Debentures due 2016 (the "Securities");

                  WHEREAS, pursuant to the Indenture the Guarantor has unconditionally guaranteed the Securities (the "Guarantees");

                  WHEREAS, the Guarantor and the Successor are parties to an Implementation Agreement dated as of July 24, 1995 (the "Implementation Agreement") pursuant to which the Guarantor shall convey substantially all of its assets to the Successor (the "Conveyance of Assets") and the Successor shall assume substantially all of the liabilities of the Guarantor, including liabilities in respect of the Securities (the "Assumption of Liabilities");

                  WHEREAS, the Guarantor and the Successor desire, pursuant to
Section 901 of the Indenture, to supplement and amend the Indenture, in order to comply with Section 801 of the Indenture;

                  WHEREAS, the Successor is a corporation validly existing under the laws of the State of Delaware;

                  WHEREAS, the Successor has duly authorized the execution and delivery of this Third Supplemental Indenture to assume all the covenants and conditions of the Guarantor under the Guarantees and the Indenture; and

                  WHEREAS, immediately after the consummation of the Conveyance of Assets and Assumption of Liabilities in accordance with the Implementation Agreement, no Event of Default or Default (as defined in the Indenture) shall have occurred and be continuing.

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                  NOW, THEREFORE, the Company, the Guarantor, the Successor and
the Trustee covenant and agree as follows:

                                    ARTICLE A

                  SECTION A.1. The Successor hereby assumes all the covenants and conditions of the Guarantor under the Guarantees and the Indenture; and the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if the Successor had been named as the Guarantor therein; and the Guarantor shall be relieved of all covenants and conditions under the Guarantees and the Indenture.

                                    ARTICLE B

                            MISCELLANEOUS PROVISIONS

                  SECTION B.1. Any notice or communication by the Trustee to the Successor is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

                             Viacom International Services Inc.
                             1515 Broadway
                             New York, NY  10036
                             Attention:  Chief Financial Officer, with a copy to
                                             the Office of the General Counsel

                  SECTION B.2. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS THIRD SUPPLEMENTAL INDENTURE.

                  SECTION B.3. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have caused this Third
Supplemental Indenture to be duly executed as of the day and year first written above.


                                      VIACOM INC.


                                      By:  /s/  Michael D. Fricklas
                                         ---------------------------------------
                                         Name:  Michael D. Fricklas
                                         Title: Deputy General Counsel



                                      VIACOM INTERNATIONAL INC.


                                      By:  /s/  Michael D. Fricklas
                                         ---------------------------------------
                                         Name:  Michael D. Fricklas
                                         Title: Deputy General Counsel



                                      VIACOM INTERNATIONAL SERVICES INC.


                                      By:  /s/  Michael D. Fricklas
                                         ---------------------------------------
                                         Name:  Michael D. Fricklas
                                         Title: Deputy General Counsel



                                      STATE STREET BANK AND TRUST COMPANY


                                      By:  /s/  Eric J. Donaghey
                                         ---------------------------------------
                                         Name:  Eric J. Donaghey
                                         Title: Assistant Vice President

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